Exhibit 5.1

2049 Century Park East 37th Floor Los Angeles, CA 90067 United States +1 310 552 4200 www.kirkland.com	Facsimile: +1 310 552 5900

July 19, 2021

Blue Owl Capital Inc.

399 Park Avenue

38th Floor

New York, NY 10022

Re: Registration Statement on Form S-8

Ladies and Gentlemen:

We are issuing this opinion in our capacity as special legal counsel to Blue Owl Capital Inc., a Delaware corporation (the “Company”). This opinion is being delivered in connection with the preparation of the Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), with the Securities and Exchange Commission (the “Commission”) covering the offering of up to 101,230,522 shares of Class A common stock, par value $0.0001 per share, of the Company (the “Plan Shares”) reserved for issuance pursuant to the Blue Owl Capital Inc. 2021 Omnibus Equity Incentive Plan (the “Plan”). Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Registration Statement.

In connection with the registration of the Securities, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) the Certificate of Incorporation (the “Charter”) of the Company in the form filed as Exhibit 3.2 to the Registration Statement, (ii) the Amended and Restated By-laws of the Company (the “Bylaws”) filed as Exhibit 3.3 to the Registration Statement, (iii) the Business Combination Agreement, dated as of December 23, 2020 (as the same has been or may be amended, modified, supplemented or waived from time to time, the “Business Combination Agreement”), in the form set forth in Annex C of the Altimar Acquisition Corporation Proxy Statement/Prospectus on Form S-4 (File No. 333-251866) filed with the Commission on April 22, 2021, (iv) the Registration Statement and the exhibits thereto, (v) certain resolutions adopted by the Board of Directors of the Company and (vi) the Plan.

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all

Blue Owl Capital Inc.

documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company, the due authorization, execution and delivery of all documents by the parties thereto other than the Company and that the Plan Shares will be issued in accordance with the terms of the Plan. We have not independently established or verified any facts relevant to the opinions expressed herein, but have relied upon statements and representations of the officers and other representatives of the Company and others as to factual matters.

Based upon the foregoing and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that:

1.

The Plan Shares have been duly authorized and, when issued by the Company pursuant to and in accordance with the terms and conditions of the Plan and the instruments executed pursuant to the Plan, as applicable, will be validly issued, fully paid and non-assessable.

Our opinions expressed above are subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of any laws except the General Corporation Law of the State of Delaware (including the statutory provisions, all applicable provisions of the Delaware constitution and reported judicial decisions interpreting the foregoing).

We have relied without independent investigation upon, among other things, an assurance from the Company that the number of shares which the Company is authorized to issue in its Certificate of Incorporation exceeds the number of shares outstanding and the number of shares which the Company is obligated to issue (or had otherwise reserved for issuance) for any purposes other than issuances of the Plan Shares by at least the number of Plan Shares and we have assumed that such condition will remain true at all future times relevant to this opinion.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the issuance and sale of the Plan Shares.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. This opinion speaks only as of the date hereof. We assume no obligation to revise or supplement this opinion after the date of effectiveness should the General Corporation Law of the State of Delaware be changed by legislative action, judicial decision or otherwise after the date hereof.

Blue Owl Capital Inc.

This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purposes.

Sincerely,

/s/ Kirkland & Ellis LLP